UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 18, 2014, PositiveID Corporation (the “Company”) closed a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Toledo Advisors LLC (“Toledo”) providing for the purchase of two Convertible Promissory Notes in the in the aggregate principal amount of $132,600, with the first note being in the amount of $66,000 and the second note being in the amount of $66,000 (the “Note” or “Notes”). The Notes contain a $5,000 original issue discount such that the purchase price of each Note is $61,000. The first Note was funded on execution of the Note. The second Note shall initially be paid for by the issuance of an offsetting $61,000 secured note issued by Toledo to the Company. The funding of the second Note is subject to certain conditions as described in the second Note. The Notes bear interest at the rate of 8% per annum; are due and payable on August 13, 2015; and may be converted by Toledo at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to the lower of: (1) 60% of the three lowest closing bid prices (as determined in the Notes) calculated at the time of conversion, or (2) $0.06 per share. The Company may opt out of a closing on the second Note by giving Toledo written notice of its intent to opt out at least 30 days prior to the six month anniversary of the second Note. Upon the Company opting out of the second Note, both parties will have no further obligations under this Note including the disbursement of the additional funds to the Company and the repayment by the Company of the second Note to Toledo. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults.

On August 21, 2014, the Company received a funding of $110,000 (which includes a $10,000 original issue discount) pursuant to a Financing Agreement and a $275,000 Convertible Debenture (the “Debenture”) dated June 30, 2014 with Macallan Partners, LLC (“MPL”). The Company received $90,000 of proceeds, net of fees. The Company had previously received $90,000, net of $10,000 in fees, pursuant to a separate $110,000 (including $10,000 original issue discount) funding, as disclosed in the Company’s Form 10-Q as of June 30, 2014.

The Debenture bears interest at the rate of 10% per annum; is due and payable on May 25, 2015; and may be converted by MPL at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 60% of the lowest volume weighted average price in the 15 days prior to conversion. The Debenture also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Debenture in the event of such defaults.

The foregoing description of the Securities Purchase Agreement, Notes, Financing Agreement and Debenture is not intended to be complete and is qualified in its entirety by the complete text of the Securities Purchase Agreements, Notes, Financing Agreement and Debenture attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Notes was an accredited investor.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated August 13, 2014, with Toledo Advisors LLC

10.2	First Convertible Promissory Note dated August 13, 2014 with Toledo Advisors LLC

10.3	Second Convertible Promissory Note dated August 13, 2014 with Toledo Advisors LLC

10.4	Financing Agreement, dated June 30, 2014, with Macallan Partners, LLC

10.5	$275,000 Convertible Debenture, dated June 30, 2014, with Macallans Partners, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: August 22, 2014
/s/ William J. Caragol
William J. Caragol
Chief Executive Officer

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